UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 19, 2006
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 662-5600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 19, 2006, Emulex Corporation (“Emulex”) entered into an Agreement and Plan of Merger with Aarohi Communications, Inc. (“Aarohi”). Under the terms of the agreement, Emulex will acquire Aarohi for up to approximately $39 million in cash, contingent consideration, assumed debt and assumed Aarohi stock options. Additionally, Emulex will grant designated Aarohi employees restricted stock under the Emulex 2005 Equity Incentive Plan. The board of directors and shareholders of Aarohi have approved the acquisition and it is expected to be complete on or near May 1, 2006, subject to certain closing conditions.
A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press Release, dated April 19, 2006, entitled “Emulex Announces Acquisition of Aarohi Communications”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMULEX CORPORATION
(Registrant)

By:	/s/ Paul F. Folino

Name:	Paul F. Folino
Title:	Chairman and Chief Executive Officer
Date: April 19, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated April 19, 2006, entitled “Emulex Announces Acquisition of Aarohi Communications”.